Exhibit 99.1

                                 [VAXGEN LOGO]

      VaxGen Provides Update on Financial Reaudit; Company Believes Process
                         Will Include Audit of Celltrion

      BRISBANE, Calif. - December 14, 2004 - VaxGen, Inc. (VXGN.PK) provided an update today regarding the reaudit and restatement of its financial statements. As previously announced, VaxGen and its independent auditors have been reauditing the company's recent financial statements in order to apply a more appropriate policy for recognizing revenue from certain existing government contracts. The restatement is expected to increase revenues by approximately $16 million for the two-year period ended December 31, 2003.

      The reaudit does not apply to the $877.5 million fixed-price contract recently awarded to VaxGen for the purchase of 75 million doses of anthrax vaccine.

      VaxGen and its independent auditors now believe the company's reaudited financial statements also will have to reflect Celltrion, Inc.'s financial results. This will require the audit of Celltrion's South Korean financial statements prepared in conformity with Generally Accepted Accounting Principles in the United States (U.S. GAAP). VaxGen is a minority shareholder in Celltrion, a South Korean corporation developing a contract manufacturing business in Incheon.

      VaxGen does not expect the audit of Celltrion or the reaudit of VaxGen to have any effect on previously reported cash balances.

      The process of preparing and auditing Celltrion's financial statements will delay VaxGen's planned filing of an amended annual report on Form 10-K/A and outstanding quarterly reports on Form 10-Q with the U.S. Securities and Exchange Commission (SEC) and the company's planned application for relisting on the Nasdaq National Market System.

      "We have already initiated the Celltrion audit process and expect to provide additional guidance regarding the estimated timing for completing this task as soon as we have finished our evaluation of the scope of work, although at this point we know that we will not file our financial statements before the end of this year" said James M. Cunha, VaxGen's Chief Financial Officer. "We remain confident that we will complete the reaudit, file our financial statements and be relisted on the Nasdaq National Market System."

      The application of the change in revenue recognition policy, which VaxGen has been working on since July 2004, will result in a restatement of VaxGen's financial statements for the fiscal years 2001, 2002 and 2003. VaxGen also believes that its restated financial statements will reflect its investment in Celltrion, effective as of the first quarter of 2002. The investment in Celltrion initially will add about $30 million, the value of the company's investment in Celltrion,

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to total assets and stockholders' equity. VaxGen's investment in Celltrion was composed of technology and know-how but no cash or other financial consideration.

      Additionally, the restated financial statements will reflect VaxGen's pro-rata share of Celltrion's financial results. As of December 31, 2003, VaxGen owned 48% of Celltrion.

      The company expects to apply for a relisting of its common stock on the Nasdaq National Market System (NMS) at the same time that it files its updated financial statements. The Nasdaq has informed VaxGen that it typically takes six to eight weeks to review such applications before it decides whether to list a security on the NMS. VaxGen believes that it currently meets the listing qualifications for the NMS.

      As a result of the planned restatement of financial statements for fiscal years 2001, 2002, and 2003, the annual and quarterly reports previously filed with the SEC for these periods should not be relied upon.

      The change in VaxGen's revenue recognition policy is not associated with any impropriety and is driven solely by the company's desire to ensure that VaxGen uses the most appropriate revenue recognition policy in conformity with U.S. GAAP.

      About VaxGen

      VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious diseases. For more information, please visit the company's web site at: www.vaxgen.com. NOTE: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation, the timing of the filing and the content of the company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2004, and the timing and outcome of any restatement of financial results for the years ended December 31, 2001, 2002 and 2003; the timing or outcome of any reaudit of financial statements, the ability of the company to be relisted on the Nasdaq National Market System and the timing of any application for relisting or any decision from the Nasdaq Stock Market. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Item 8.01 of the company's Current Report on Form 8-K filed by VaxGen on November 22, 2004, under the heading "Risk Factors" for a more detailed description of such risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:

Media Relations:

Kesinee Angkustsiri Yip
Associate Director, Corporate Affairs
650-624-2304

Investor Relations:

Lance Ignon
Vice President, Corporate Affairs
650-624-1041